--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 October 1, 1998



                               RESPONSE USA, INC.

            ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


  Delaware                        0-20770                        52-1441922
---------------                 -----------                    ---------------
State or other                  (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


                               11-H Princess Road
                         Lawrenceville, New Jersey 08648
                    -----------------------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                            area code: (609) 896-4500


                                 Not Applicable
                     -------------------------------------
                 (Former Address, if changed since last report)


--------------------------------------------------------------------------------

         Item 2.           Acquisition or Disposition of Assets.
                           -------------------------------------

                           On October 1, 1998, Response USA, Inc., a Delaware
corporation (the "Company"), acquired all of the issued and outstanding stock (the "Stock") of Health Watch, Inc., a Florida Corporation ("Health Watch"), pursuant to a Stock Purchase Agreement dated as of September 16, 1998 (the "Stock Purchase Agreement"), by and among the Company and Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998 (the "Health Watch Acquisition"). Health Watch is in the business of marketing and monitoring personal emergency response systems which are designed to summon help in a medical emergency when activated by the subscriber. Health Watch has approximately 10,000 monitoring accounts.

         The purchase price for the Stock (the "Purchase Price") was $12,789,476. Such amount may be adjusted based on the results of a certified audit of the financial statements of Health Watch to be completed after the closing date. The Purchase Price was paid as follows: $3,786,620 was paid in cash at closing to the sellers; $5,263,380 was paid to certain holders of debt of Health Watch; and 901,079 shares (the "Payment Shares") of the Company's common stock, par value $0.008, having a value of approximately $3,739,476 was issued to the sellers, of which 60,240 Payment Shares will be held in escrow for a period equal to the lesser of (x) the completion of the audit of the financial statements of Health Watch by the Company's independent auditors or (y) 120 days after the date of the Stock Purchase Agreement. The Company has agreed to register approximately 780,597 of such Payment Shares no later than October 26, 1998. The Company has agreed to guarantee the proceeds to be received by the sellers in connection with the sale of such registered shares.

         In addition, the sellers may by entitled to receive up to an aggregate of $3,750,000 upon the achievement of certain milestones relating to additional monthly recurring revenue achieved by Health Watch during the 30 month period following the closing. Also, in connection with the Health Watch Acquisition, the Company entered into employment agreements with each of Jeffrey Queen and Andrew Queen. The employment agreements have a term of three years each commencing on October 1, 1998 and are terminable by the Company under certain circumstances. In addition, so long as either Jeffrey Queen or Andrew Queen is employed by the Company or any of its affiliates, they are entitled to a single seat, at their request, on the Board of Directors of the Company.

         The above description of the Purchase Agreement is incomplete and is qualified in its entirety by reference to the copy of such agreement filed as
Exhibit 1 annexed hereto.

         In connection with the financing, a subsidiary of the Company pledged additional contracts generating monthly recurring revenue of approximately $300,000 to McGinn, Smith Capital Holdings Corp. ("MSCH") pursuant to a Financing Agreement between a subsidiary of the Company and MSCH dated July 30, 1998, as amended, and received net proceeds of approximately $9,598,200 (after payment of a fee of $1,693,800 to MSCH), $8,800,000 of which was utilized for the cash requirements of the Health Watch Acquisition.

   Item 7.        Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (a) Financial Statements of Business Acquired: The required financial statements of Health Watch are to be filed by amendment no later than 60 days after the filing of this report.

                  (b) Pro Forma Financial Information: The required pro forma financial statements are to be filed by amendment no later than 60 days after the filing of this report.


                  (c) Exhibits:

                             (1) Stock Purchase Agreement dated as of September 16, 1998, by and among Response USA, Inc. and Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 1998

                                                 RESPONSE USA, INC.

                                                 By: /s/ Richard M. Brooks
                                                    ----------------------------
                                                    Richard M. Brooks, President

                                Index to Exhibits

Exhibit No.                  Description

1 Stock Purchase Agreement dated as of September 16, 1998, by and among Response USA, Inc. and Jeffrey Queen, Andrew
                     Queen, and the Jeffrey Queen and Andrew Queen Irrevocable
                     Trust U/A January 2, 1998.